Exhibit 23.5

K. M. LAI & LI SOLICITORS & NOTARIES

HONG KONG HEAD OFFICE :

24th Floor, Regent Centre,

No.88 Queen’s Road Central,

Hong Kong.

Tels : +852 2526 5261 (4 Lines), 2526 0531

Fax : +852 2868 0186

Email : kmlaili@kmlaili.com

香港總行：

香港皇后大道中88號勵精中心24樓

電           話 :   +852 2526 5261 (4線),

     2526 0531

圖 文 傳 真 :   +852 2868 0186

電 子 郵 箱 : kmlaili@kmlaili.com

黎錦文 李孟華 律師事務所
PARTNERS : John M. M. Leung ^ # 梁萬民律師 Bonnie S. M. Lok 駱詩敏律師 ASSISTANT SOLICITORS : Rina F. W. Tang 鄧鳳和律師 Rosaline P. H. Ma ^ 馬碧霞律師 Connie H.N. Chan 陳康妮律師 Carmen K.M. Choi 蔡家文律師

CONSULTANTS :

Corina K. M. Ma                 馬潔雯律師

Paul M. W. Li «# ^             李孟華律師

Peter S. L. Ma # ^ ※           馬兆林律師

Ivy Y. S. Cheng ^                 鄭綺珊律師

Jamie L. Y. Yan ※ ^            殷麗瑜律師

Herman T. F. Chan               陳東輝律師

Desmond T.M.Cheung #     張德民律師

Brian C.P. Tsah                    蔡志鵬律師

«Notary Public 國際公證人 # China Appointed Attesting Officer 中國委托公証人 ^ Civil Celebrant of Marriages 婚姻監禮人 ※ Accredited Mediator 認可調解員	In association with Cheung Yan & Associates 與張殷律師事務所聯營

YOUR REF :

OUR REF :	JL/18/69349/2026	DATE : 16 March 2026

Linkers Industries Limited Lot A99, Jalan 2A-3, A101 & A102, Jalan 2A, Kawasan Perusahaan MIEL Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman, Malaysia Attn.: Board of Directors

Dear Sirs,

Re:	Registration Statement in respect of the Unit Offering by Linkers Industries Limited (the “Company”)

1.	We are qualified lawyers of Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) and are qualified to issue opinion on the laws and regulations of Hong Kong effective as of the date hereof.

2.	We were engaged by the Company as its Hong Kong counsel in connection with its proposed public offering (the “Offering”) of certain number of its ordinary units (the “Ordinary Units”), comprising of its Class A Ordinary Shares, par value US$0.00001 each (the “Class A Ordinary Shares”), Series A Warrants to purchase Class A Ordinary Shares, Series B Warrants to purchase Class A Ordinary Shares, or Pre-Funded Units in lieu of the Ordinary Units, particulars of which are set out in the Registration Statement (the “Registration Statement”) filed or to be filed with the Securities and Exchange Commission of the United States of America, of which this letter is filed as an exhibit thereof.

3.	We hereby consent to the use of our name under the caption “Enforcement of Civil Liabilities” in the Registration Statement and the prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

YUEN LONG OFFICE : 6/F., O.T.B. Yuen Long Building, Nos.95-97 Castle Peak Road, Yuen Long, New Territories. Tels : +852 2477 4271 (4 Lines) Fax : +852 2478 2242	元朗分行： 新界元朗青山道95-97號 海外信託銀行元朗大廈6樓 電 話 : +852 2477 4271 (4線) 圖 文 傳 真 : +852 2478 2242	TAI PO OFFICE : Flat A, 1/F., Mei Tak Building, No.33 Kwong Fuk Road, Tai Po, New Territories. Tels : +852 2657 2255 (4 Lines) Fax : +852 2651 4986	大埔分行： 新界大埔廣福道33號 美德大廈1字樓A座 電 話 : +852 2657 2255 (4線) 圖文傳真 : +852 2651 4986

K. M. LAI & LI

SOLICITORS & NOTARIES

黎錦文 李孟華 律師事務所

Yours faithfully,

/s/ K M Lai & Li

K M Lai & Li

JL/kf.